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                                                               [LOGO]
                                                               THE BERGER FUNDS
                             DO NOT USE THIS APPLICATION TO OPEN AN IRA ACCOUNT
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                             For assistance call: 800.551.5849
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                             Institutional Services Desk: 800.960.8427
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NEW ACCOUNT APPLICATION

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Step 1   REGISTER YOUR ACCOUNT                             PID NUMBER
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         INDIVIDUAL ACCOUNT       First          Middle I.                Last
         ------------------------

                                  YOUR NAME                                                   YOUR SOCIAL SECURITY NUMBER

         JOINT OWNER              First          Middle I.                Last
         ------------------------

                                  JOINT OWNER'S NAME

         GIFT/TRANSFER TO MINOR   First          Middle I.                Last
         ------------------------
         (LIST ONE NAME ONLY FOR
         EACH LINE.)
                                  CUSTODIAN'S NAME                                            MINOR'S SOCIAL SECURITY NUMBER

                                  First          Middle I.                Last                     REQ'D UNDER THE STATE UNIFORM
                                                                                                   GIFTS/TRANSFERS TO MINORS ACTS

                                  MINOR'S NAME                                                STATE OF RESIDENCE

         TRUST ACCOUNTS           First          Middle I.                Last
         ------------------------

                                  TRUSTEE(S)'S NAME                                           DATE OF TRUST

                                  NAME OF TRUST AGREEMENT                                     TRUST TAXPAYER IDENTIFICATION NUMBER
         CORPORATION/OTHER
         ------------------------
         (PLEASE INCLUDE A
         CORPORATE RESOLUTION.)   NAME OF CORPORATION OR OTHER ENTRY                          TAXPAYER IDENTIFICATION NUMBER

                                  TYPE OF ORGANIZATION (check one)   TYPE OF PLAN OR ACCOUNT
                                    CORPORATION                        401(k)                      INVESTMENT ACCOUNT
                                    UNINCORPORATED ASSOCIATION         PROFIT SHARING              ENDOWMENT/FOUNDATION
                                    PARTNERSHIP                        MONEY PURCHASE PENSION      APPROXIMATE NUMBER OF
                                    NOMINEE                            DEFINED BENEFIT             PARTICIPANTS IF A RETIREMENT
                                                                                                   PLAN
                                    OTHER                              OTHER

STEP 2   YOUR MAILING ADDRESS
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                                  STREET ADDRESS                     APT/SUITE#               DAYTIME TELEPHONE

                                  CITY                               STATE     ZIP            EVENING TELEPHONE

                                  ELECTRONIC MAIL ADDRESS                                     FAX NUMBER

                                  CITIZENSHIP

                                  / /US CITIZEN            / /NON-RESIDENT ALIEN

                                  / /RESIDENT ALIEN        / /COUNTRY OF TAX RESIDENCY

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TO SEND AN ADDITIONAL STATEMENT TO A DIFFERENT ADDRESS PLEASE COMPLETE STEP 12.

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STEP 3   FUND SELECTION
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         FUND NAME (FUND NUMBER)                                     MINIMUM        YOUR INITIAL        INVESTMENT
                                                           INITIAL INVESTMENT       INVESTMENT          METHOD

         BERGER NEW GENERATION FUND (344)                              $2,000       $                     BY CHECK
         ---------------------------------------------------------------------------

         BERGER SELECT FUND (214)                                      $2,000       $                     Make checks payable to
         ---------------------------------------------------------------------------                      Berger Funds

         BERGER SMALL COMPANY GROWTH FUND (345)                        $2,000       $    CLOSED           BY WIRE
         ---------------------------------------------------------------------------


         BERGER SMALL CAP VALUE FUND ~ INVESTOR SHARES (120)           $2,000       $                     Call us at
         ---------------------------------------------------------------------------                      1.800.551.5849 for
                                                                                                          wire instructions

         BERGER SMALL CAP VALUE FUND ~ INSTITUTIONAL SHARES (403)    $100,000       $
         ---------------------------------------------------------------------------

         BERGER MID CAP GROWTH FUND (215)                              $2,000       $
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         BERGER 100 FUND (43)                                          $2,000       $
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         BERGER/BIAM INTERNATIONAL FUND (349)                          $2,000       $
         ---------------------------------------------------------------------------

         BERGER/BIAM INTERNATIONAL CORE FUND (660)                 $1,000,000       $
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         BERGER GROWTH AND INCOME FUND (44)                            $2,000       $
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         BERGER BALANCED FUND (213)                                    $2,000       $
         ---------------------------------------------------------------------------                      *Berger Cash Account Trust
                                                                                                          is a separately managed,
         BERGER CASH ACCOUNT TRUST(CAT)* (Checkwriting is available - complete Step 10)                   unaffiliated money market
         ---------------------------------------------------------------------------                      fund.  Use of the Berger
                                                                                                          Cash Account Trust as an
         BERGER MONEY MARKET PORTFOLIO (346)                           $1,000       $                     investment directly or by
         ---------------------------------------------------------------------------                      exchange from your Berger
                                                                                                          Funds does not constitute
         BERGER GOVERNMENT SECURITIES PORTFOLIO (347)                  $1,000       $                     an offering or recommen-
         ---------------------------------------------------------------------------                      dation of the Berger CAT
                                                                                                          Portfolios by the Berger
         BERGER TAX-EXEMPT PORTFOLIO (348)                             $1,000       $                     Funds or their advisors.
         ---------------------------------------------------------------------------

                                                        TOTAL AMOUNT INVESTED       $


STEP 4   SYSTEMATIC INVESTMENT PLANS
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         To choose one of the following options please check the appropriate box and provide the requested information. For either plan there is a $50 minimum per Berger Fund and a $100 minimum per
         Berger CAT Portfolio.

              AUTOMATIC INVESTMENT PLAN - from your bank account. (NOTE: STEP 7 MUST BE COMPLETED.)          Please check one or
                                                                                                             both of the following
                                                                                    $                        withdrawal dates:

         Fund Name                                                                  Amount to invest           5th of month

                                                                                    $                          20th of month

         Fund Name                                                                  Amount to invest

              PAYROLL DEDUCTION / DIRECT DEPOSIT PLAN  Check this box to invest through payroll deduction.  (We will mail you a form to complete and give to your employer.)

STEP 5   DISTRIBUTION OPTIONS
         --------------------------------------------------------------------------------------------------------------------------

         All income and capital gains distributions will be reinvested unless you check the box(es) below:
              PAY ALL INCOME IN CASH

              PAY ALL CAPITAL GAINS IN CASH

STEP 6   TELEPHONE TRANSACTION / ONLINE COMPUTER ACCESS PRIVILEGES
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         You automatically have the ability to make telephone/online purchases, exchanges and redemptions unless you specifically decline them below. See the prospectus for minimum and maximum amounts.
         (STEP 7 MUST BE COMPLETED.)

         If you decline either or both of these options, indicate below.

              I DECLINE TELEPHONE TRANSACTION PRIVILEGES.

              I DECLINE ONLINE COMPUTER ACCESS.

         All telephone and online transactions are recorded and written confirmations indicating the details of all telephone and online transactions will be promptly sent to the shareholder of record. Prior to placing an order, the shareholder may be required to provide certain identifying information. See the Prospectus for further information.

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STEP 7   BANK INFORMATION
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         Your bank account information must be on file in order to utilize the Automatic Investment Plan (SEE STEP 4), or to settle by wire or electronic funds transfer any purchase or redemption transaction made by telephone or by online computer access. The account name(s) below must exactly match at least one name  in STEP 1.  Any co-signer of your checking or savings account who is not a joint owner of the Funds must authorize these services by signing below.

              CHECKING ACCOUNT    SAVINGS ACCOUNT     PLEASE ENCLOSE A VOIDED CHECK OR SAVINGS DEPOSIT SLIP.


         NAME OF BANK                                      ABA NUMBER                              BANK ACCOUNT NUMBER


         NAME(S) ON BANK ACCOUNT                           CO-SIGNER SIGNATURE (IF APPLICABLE)     DATE


         BANK STREET ADDRESS                               CITY                          STATE     ZIP

STEP 8   PERSONS AUTHORIZED TO CONDUCT TRANSACTIONS - CORPORATIONS OR TRUSTS
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         List names and titles of all individuals authorized by governing documents to direct transactions with respect to shares registered as instructed by this application.

         NAME (PLEASE PRINT)                TITLE          SIGNATURE                                DATE


         NAME (PLEASE PRINT)                TITLE          SIGNATURE                                DATE



         NAME (PLEASE PRINT)                TITLE          SIGNATURE                                DATE

         Note: A corporation or a trust with a bank or trust company as trustee must attach a copy of the corporate resolution designating those individuals who are authorized to direct transactions on this account. If a bank or trust company is serving as agent or custodian, attach a copy of the custodial agreement as well. The signatures of at least ____* of the authorized signers are required by the applicable governing documents to convert, redeem or transfer shares of the Berger
         Funds and to execute and deliver any instrument necessary to effect such authority. Berger Funds may rely on the authority of the named individuals until it receives written notification to the contrary.

         *Please specify number. If left blank, the Berger Funds will assume that only one signature is required.

STEP 9   SIGNATURES
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         All of the undersigned represent that they have the authority and legal capacity to purchase mutual fund shares, all are of legal age in their state and believe each investment is suitable for themselves. All of the undersigned have received and read the Prospectus for the investment selected, agree to its terms and agree that by signing below (a) their account will have exchange privileges with other Berger Funds and the portfolios of the Berger Cash Account Trust ("CAT") and that all information provided in the above steps will apply to any Fund or Berger CAT portfolio into which their shares may be exchanged; (b) they hereby ratify any instructions given on this account and any account into which they exchange related to the above steps and agree that neither the Funds, Berger CAT portfolios, Berger Associates nor BBOI Worldwide will be liable for any loss, cost or expense for acting upon such instructions (by telephone, computer online access or writing)
         believed to be genuine and in accordance with the procedures described in the Prospectus; and (c) their responsibility is to read the Prospectus of any Fund or Berger CAT portfolio into which they exchange.

         UNDER PENALTIES OF PERJURY, I CERTIFY:

         (1) The number shown on this form is my correct social security or taxpayer identification number and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal
         Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

         THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS
         REQUIRED TO AVOID BACKUP WITHHOLDING.

              CHECK THIS BOX ONLY IF THE IRS HAS NOTIFIED YOU THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING.

         INDIVIDUAL, JOINT OR CUSTODIAL ACCOUNTS


         SIGNATURE OF INDIVIDUAL OWNER OR CUSTODIAN        DATE           SIGNATURE OF JOINT OWNER (IF ANY)  DATE

         Institutional Only
         - For a corporate account, a vice president or above must      - For a general partnership, one partner must sign with the
           sign and state his/her title.                                  words "general partner" following his or her signature;
         - For an unincorporated association, two officers must sign      for a limited partnership, the managing or general
           and state their titles.                                        partner must sign.
         - For a bank or trust company, a vice president or above must sign and state his/her title.


         CORPORATIONS, PARTNERSHIPS, TRUSTS, ETC.

         SIGNATURE OF CUSTODIAN, TRUSTEE OR CORPORATE OFFICER   DATE      SIGNATURE OF CO-TRUSTEE OR         DATE
                                                                          ADDITIONAL CORPORATE
                                                                          OFFICER (IF ANY)

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STEP 10  CHECKWRITING FOR BERGER CASH ACCOUNT TRUST (CAT) PORTFOLIO INVESTORS ONLY
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         If you WOULD like the ability to write checks against your Berger Cash Account Trust Portfolios, complete this step:
         FIRST                              MIDDLE                        LAST

         YOUR NAME (EXACTLY THE SAME AS STEP 1)                                     YOUR SIGNATURE

         FIRST                              MIDDLE                        LAST

         JOINT OWNER'S NAME (exactly the same as step 1)                            JOINT OWNER'S SIGNATURE (IF APPLICABLE)

              Check here if only one signature is required on checks.                    Check here if both signatures are required
              If neither box is checked, all checks will require both signatures.        on checks.

         By signing the signature line in Step 9, the signatory(ies) agree(s) to be subject to the terms and conditions, guidelines and rules, as now in effect and as amended from time to time, that pertain to the use of redemption checks of the Cash
         Account Trust Portfolio(s) applicable to their account; therefore, all registered owners must sign the signature line in
         Step 9. Each signatory guarantees the genuineness of the other's signature on this form.

         INSTITUTIONAL ACCOUNTS: AFFIX SIGNATURE GUARANTEE STAMP


         SIGNATURE GUARANTEED BY                                                    AUTHORIZED SIGNATURE


         SIGNATURE GUARANTEE (Berger CAT only) For an institutional account please provide a certified copy of your corporate resolution and affix signature guarantees. Signature guarantee must be provided by a commercial bank, trust company, member of national securities exchange, or savings and loan association.
         A notary public is not an acceptable guarantor.

STEP 11  FOR DEALER USE ONLY - FOR FINANCIAL ADVISOR OR DEALER USE ONLY
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         Please print clearly or type. When opening your account through a Representative have him/her complete this section.


         COMPANY                                           DEALER NUMBER            BRANCH NUMBER (IF APPLICABLE)


         STREET ADDRESS                     SUITE#     CITY                     STATE                         ZIP


         REPRESENTATIVE NAME                                                        REPRESENTAIVE NUMBER     DAYTIME TELEPHONE


         AUTHORIZED SIGNATURE

STEP 12  ADDITIONAL DUPLICATE STATEMENTS ONLY
         --------------------------------------------------------------------------------------------------------------------------
         PLEASE complete this section to send or receive a duplicate statement.


         NAME                                                                       COMPANY NAME


         STREET ADDRESS                     APT/SUITE#          CITY      STATE     ZIP                      DAYTIME TELEPHONE


         FOR FASTEST SERVICE POSSIBLE
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         For the fastest service possible, please make sure you have completed each of these items:

         Include your Social Security or Tax ID number in Step 1.
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         Fill in the amount invested in Step 3.
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         Enclose a voided check if you selected the Automatic Investment
         -----------------------------------------------------------------

         Plan in Step 4, or Telephone Transaction Privileges or Online

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         Computer Access in Step 6 and you wish to settle purchase or redemption transactions by wire or electronic funds transfer.
         -----------------------------------------------------------------

         Sign the form in Step 9 exactly the same as in Step 1.
         -----------------------------------------------------------------

         Complete checkwriting Step 10, if applicable.
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         Enclose your check made payable to Berger Funds.
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         Read all the terms applicable to the services you desire.
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         Return this application in the postage paid envelope enclosed or to: The Berger Funds P.O. Box 419958 Kansas City, MO 64141-6958
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         -COPYRIGHT-1997 Berger Associates, Inc.

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